UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2008

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 22, 2008, J. Patrick Ervin stepped down as Chief Executive Officer and President of the Company.  On May 22, 2008 Mr. Ervin also resigned from his position as a member of the Board of Directors.  In connection with such events, the Company and Mr. Ervin entered into a Separation and Consulting Agreement dated as of May 22, 2008 pursuant to which Mr. Ervin will continue to serve as a consultant to the Company until March 31, 2012. The Separation and Consulting Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective May 22, 2008 the Board of Directors of the Company elected Richard L. Simons to succeed Mr. Ervin as Chief Executive Officer and President.  Mr. Simons was also appointed as a director of the Company effective May 22, 2008.  Mr. Simons, age 52, has served as Senior Vice President and Chief Operating Officer of the Company since March 3, 2008.  From July, 2005 to February, 2008, Mr. Simons was employed as the Vice President and Corporate Controller of Carpenter Technology Corporation, a leading manufacturer and distributor of specialty alloys. Previously, Mr. Simons served as the Company’s Chief Financial Officer from 1999 to 2005.  Mr. Simons holds a Bachelor’s degree in Accounting, an MBA from Rochester Institute of Technology, and is a Certified Public Accountant.

On May 22, 2008 the Company issued a press release with respect to the events described above.  The press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Effective June 1, 2008, Mr. Simons’ base salary will increase to $325,000.

Item 9.01               Financial Statements and Exhibits

                                The following Exhibits are filed herewith:

Exhibit No.	Description

10.1	Separation and Consulting Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: May 29, 2008	By:	/s/ EDWARD J. GAIO
Edward J. Gaio, Vice President and
Chief Financial Officer